Exhibit 24.1

Power Of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), hereby constitute and appoint each of Richard Weinberg, Gregory Kaiser and John Stanley, severally and not jointly, to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-8 relating to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan, as amended, and the 2011 Lighting Science Group Corporation Employee Stock Purchase Plan, and, as necessary or appropriate, any other Company benefit plan to be filed with the Securities and Exchange Commission, and any and all amendments and post-effective amendments to such registration statements on Form S-8 and any and all instruments and documents filed as a part of or in connection with such registration statements on Form S-8; granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be effective as of the signature dates set forth below and it shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said attorney-in-fact, or any of them.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on the date(s) set forth below.

Name	Signature	Date

Robert E. Bachman	/s/ Robert E.. Bachman	February 23, 2011

David Bell		February , 2011

Charles Darnell	/s/ Charles Darnell	February 22, 2011

Donald R. Harkleroad	/s/ Donald R. Harkleroad	February 22, 2011

Michael W. Kempner	/s/ Michael W. Kempner	February 23, 2011

T. Michael Moseley	/s/ T. Michael Moseley	February 22, 2011

Leon Wagner	/s/ Leon Wagner	February 24, 2011

Richard Weinberg	/s/ Richard Weinberg	February 22, 2011